                                                                     EXHIBIT 3.1

                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               SAYETT GROUP, INC.
                            Under Section 807 of the
                            Business Corporation Law

          The undersigned Chairman and Secretary of Sayett Group, Inc., in accordance with Section 807 of the Business Corporation Law, do hereby certify:

          A. The name of the corporation is Sayett Group, Inc. The name under which the corporation was incorporated is Sayett Acquisition Company, Inc.

          B. The date the certificate of incorporation was filed by the Department of State is September 27, 1989.

          C. The certificate of incorporation, as amended heretofore, is further amended to increase the aggregate number of shares which the corporation shall have authority to issue by 10,000,000 shares par value $.01.

          D. The text of the certificate of incorporation, as amended heretofore, is hereby restated as further amended to read in full as herein set forth:

                          CERTIFICATE OF INCORPORATION
                                       OF
                               SAYETT GROUP, INC.
                            UNDER SECTION 402 OF THE
                            BUSINESS CORPORATION LAW

     1.   The name of the corporation is Sayett Group, Inc.

     2.   The purposes for which the corporation is to be formed are:

          (a) To purchase, receive by way of gift, subscribe for, invest in, and in all other ways acquire, import, lease, possess, maintain, handle on consignment, own, hold for investment or otherwise use, enjoy, exercise, operate, manage, conduct, perform, make, borrow, contract in respect of, trade and deal in, sell, exchange, let, lend, export, mortgage, pledge, deed in trust, hypothecate, encumber, transfer, assign and in all other ways dispose of, develop, invent, improve, equip, repair, alter, fabricate, assemble, build, construct, operate, manufacture, plant, cultivate, produce, market, and in all other ways (whether like or unlike any of the foregoing), deal in and with property of every kind and character, real, personal, or mixed, tangible or intangible, wherever situated and however held, including, but not limited to, money, credits, choses in action, securities, stocks, bonds, warrants, script, certificates, debentures, mortgages, notes, commercial paper, and other obligations and evidences of interest in or indebtedness of any person, firm or corporation, foreign or domestic, or of any government or subdivision or agency thereof, documents of title, and accompanying rights, and every other kind and character of personal property, real property (improved or unimproved), and the products and avails thereof, and every character of interest therein and appurtenance thereto, including, but not limited to, mineral, oil, gas and water rights, all or a part of any going business and its incidents, franchises, subsidies, charters, concessions, grants, rights, powers, or privileges, granted or conferred by any government or subdivision or agency thereof, and any interest in or part of any of the foregoing, and to exercise in respect thereof all of the rights, powers, privileges, and immunities of individual owners or holders thereof.

          (b) To hire and employ agents, servants and employees, to enter into agreements of employment and collective bargaining agreements, and to act as agent, contractor, factor, or otherwise, either alone or in company with others.

          (c) To promote or aid in any manner, financially or otherwise, any person, firm, association or corporation.

          (d) To let concessions to others to do any of the things that this corporation is empowered to do, and to enter into, make, perform and carry out, contract
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and arrangements of every kind and character with any person, firm, association, or corporation, or any government or authority or subdivision or agency thereof.

          (e) To carry on any business whatsoever that this corporation may deem proper or convenient in connection with any of the foregoing purposes, or that it may deem calculated, directly or indirectly, to improve the interests of this corporation, and to have and to exercise all powers conferred by the laws of the State of New York on corporations formed under the laws pursuant to which and under which this corporation is formed, as such laws are now in effect or may at any time hereafter be amended, and to do any and all things hereinabove set forth to the same extent and as fully as natural persons might or could do, either alone or in connection with other persons, firms, associations, or corporations, and in any part of the world.

     The foregoing statement of purposes shall be construed as a statement of both purposes and powers, shall be liberally construed in aid of the powers of this corporation, and the powers and purposes stated in each clause shall, except where otherwise stated, be in nowise limited or restricted by any term or provision of any other clause, and shall be regarded not only as independent purposes, but the purposes and powers stated shall be construed distributively as each object expressed, and the enumeration as to specific powers shall not be construed as to limit in any manner the aforesaid general powers, but are in furtherance of, and in addition to and not in limitation of said general powers.

     3. The office of the corporation shall be located in the County of Monroe, State of New York.

     4. The aggregate number of shares which the corporation shall have authority to issue is twenty million (20,000,000) shares of one class only, which shares are of the par value of one cent ($.01) per share.

     5. The Secretary of State is designated as agent of the corporation, upon whom process against it may be served, and the post office address to which the Secretary of State shall mail a copy of any process against it served upon him is: The Corporation, 17 Tobey Village Office Park, Pittsford, New York 14534.

     6. No shareholder of this corporation shall have any preemptive right to acquire any shares or other securities convertible into or carrying options or warrants to purchase shares of the corporation. Shares authorized by the certificate of incorporation, or by an amended certificate, and convertible securities may at any time be issued, optioned or otherwise disposed of by the corporation, pursuant to the direction of its board of directors, to such persons and upon such terms as may seem proper and advisable to such board, without first offering to existing shareholders such shares or convertible securities.
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            7.    The directors of the corporation shall not be personally
liable to the corporation or its shareholders for damages for any breach of duty in such capacity occurring after the adoption of the provisions authorized in this certificate of incorporation, provided, however, that the provisions contained herein shall not eliminate such directors' liability if a judgment or other final adjudication adverse to the director establishes that (i) the director's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of the law; (ii) that the director personally gained a financial profit or other advantage to which the director was not legally entitled; or (iii) that the directors' acts violated the provisions of
Section 719 of the New York Business Corporation Law.
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            E.    The foregoing amendment and restatement of the certificate of incorporation was authorized by vote of the board of directors of the corporation, followed by the unanimous written consent of the holders of all outstanding shares entitled to vote thereon.

            IN WITNESS WHEREOF, the undersigned have executed this certificate and affirm the truth of the statements herein set forth under penalty of perjury this 22nd day of October, 1991.




                                        /s/ Raymond L. Bauch
                                       -------------------------------
                                            Raymond L. Bauch,
                                            Chairman and Chief Executive Officer


                                        /s/ John L. Bolane
                                       -------------------------------
                                            John L. Bolane,
                                            Secretary
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                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                               SAYETT GROUP, INC.

               Under Section 805 of the Business Corporation Law

     The undersigned, being the President and Secretary of Sayett Group, Inc., does hereby certify as follows:

     1. The name of the Corporation is Sayett Group, Inc. The name under which the Corporation was formed was Sayett Acquisition Company, Inc.

     2. The Certificate of Incorporation was filed by the Department of State on September 27, 1989.

     3. The name of the Corporation is hereby changed to SPATIALIGHT, INC. Therefore, paragraph (1) of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

          "(1) The name of the Corporation is: "SPATIALIGHT, INC."

     4. The above amendment to the Certificate of Incorporation was authorized by vote of the Board of Directors followed by vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.

     IN WITNESS WHEREOF, this Certificate has been subscribed this 17th day of May, 1996 by the undersigned who affirm that the statements made herein are true under the penalties of perjury.


                                   /s/ WILLIAM E. HOLLIS
                                   ----------------------------------
                                   William E. Hollis, President


                                   /s/ ALAN S. LOCKWOOD
                                   ----------------------------------
                                   Alan S. Lockwood, Secretary

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                            CERTIFICATE OF AMENDMENT
                                     OF THE
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                SPATIALIGHT, INC.

                Under Section 805 of the Business Corporation Law

                                 --------------

        The undersigned, being the President and Secretary of SPATIALIGHT, INC., do hereby certify as follows:

FIRST: The name of the Corporation is SPATIALIGHT, INC. The name under which the Corporation was formed was Sayett Acquisition Company, Inc.

SECOND: The Certificate of Incorporation was filed by the Department of State on September 27, 1989.

THIRD: The amendment of the Restated Certificate of Incorporation effected by this Certificate of Amendment is as follows: To increase the aggregate number of shares which the Corporation shall have authority to issue by authorizing 20,000,000 additional shares, par value of $.01 per share and of the same class as the presently authorized shares.

FOURTH: To accomplish the foregoing amendment, Article Four (4) of the Restated Certificate of Incorporation relating to the aggregate number of shares which the Corporation is authorized to issue, the par value thereof, and the classes into which the shares are divided, is hereby stricken out in its entirety, and the following new Article is substituted in lieu thereof:

                        "(4) The aggregate number of shares which the corporation shall have authority to issue is forty million (40,000,000) shares of one class only, which shares are of the par value of one cent ($.01) per share."

FIFTH: The above amendment to the Restated Certificate was authorized by vote of the Board of Directors followed by vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.


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        IN WITNESS WHEREOF, this Restated Certificate has been subscribed this
21 day of July, 1999, by the undersigned who affirm that the statements made herein are true under the penalties of perjury.


                                       /s/ FRED R. HAMMETT, PRESIDENT
                                       -----------------------------------------
                                       Fred R. Hammett, President



                                       /s/ MICHAEL BURNEY, SECRETARY
                                       -----------------------------------------
                                       Michael Burney, Secretary